UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5.  Other Events.

(a)	James C. Mullen, the Registrant’s Chief Executive Officer and President, entered into a Rule 10b5-1 sales plan on March 22, 2004. Sales under the plan are scheduled to take place from May 24, 2004 to January 28, 2005. All of the shares to be sold under the plan are the subject of stock options that expire between December 2004 and December 2007. The maximum number of shares which can be sold under the plan is 198,000.

(b)	Mary L. Good, one of the Registrant’s directors, also entered into a Rule 10b5-1 sales plan on March 22, 2004. Sales under the plan are scheduled to take place from May 22, 2004 through September 30, 2005. All of the shares to be sold under the plan are the subject of a stock option that expires in September 2005. The maximum number of shares which can be sold under the plan is 34,500.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc. (Registrant)

Date: March 25, 2004	/s/ Anne Marie Cook

Anne Marie Cook Vice President, Chief Corporate Counsel

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